UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 12, 2019

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CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

[ ]	Emerging growth company
[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On April 12, 2019, Celadon Group, Inc. (the “Company”) entered into a Sixteenth Amendment to Amended and Restated Credit Agreement (the “Amendment”) by and among the Company, certain subsidiaries of the Company as guarantors, Bank of America, N.A., as lender and Administrative Agent, Wells Fargo Bank, N.A., and Citizens Bank, N.A., both as lenders, which amends the Company's existing Amended and Restated Credit Agreement dated December 12, 2014, among the same parties (as amended, the “Credit Agreement”).  Among other changes, the Amendment (i) consented to the disposition of the Company’s Logistics Business (as defined below); (ii) consented to the Company’s entry into a settlement agreement and the making of an initial payment required by such agreement; (iii) deferred to April 30, 2019 the previously scheduled reductions to the aggregate commitments by all lenders (“Aggregate Commitments”), maximum level of outstanding loans and letter of credit obligations (“Maximum Outstanding Amount”), and loan sub-limit (the “Maximum Borrowing Amount”); (iv) provided that upon consummation of the disposition of the Logistics Business each of the Maximum Outstanding Amount and Maximum Borrowing Amount would be reduced by the greater of (A) $51.1 million and (B) the actual net cash proceeds received by the Company in the disposition, less $4,138,600; (v) provided that upon consummation of the disposition of the Logistics Business, the Aggregate Commitments would be reduced to an amount equal to the Maximum Outstanding Amount, plus $13.0 million; and (vi) amends financial covenant levels for the Lease-Adjusted Total Debt to EBITDAR Ratio for the April 30, 2019 testing period, Fixed Charge Coverage Ratio for the April 30, 2019 testing period, and Maximum Disbursements for the April 28, 2019 through May 24, 2019 testing period, primarily to permit potential delays in consummating the Logistics Business disposition and certain updates to the Company’s budget.

After giving effect to the Logistics Business disposition, the Aggregate Commitments were approximately $146.2 million, the Maximum Outstanding Amount was approximately $133.2 million, and the Maximum Borrowing Amount was approximately $98.2 million.

The description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is filed herewith as Exhibit 10.1.

Disposition of Logistics Business

On April 15, 2019, the Company and its wholly owned subsidiaries, Celadon Trucking Services, Inc., Celadon Logistics Services, Inc., and Hyndman Transport Limited (collectively, the “Sellers”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with TA Dispatch, LLC (the “Buyer”), a PS Logistics, LLC subsidiary, pursuant to which the Buyer purchased substantially all of the assets used in the Company’s Logistics business division (the “Logistics Business”). The Purchase Agreement included an effective financial transfer date of April 1, 2019. The enterprise value for the transaction was approximately $60.0 million, subject to customary post-closing adjustments, after pay down of equipment debt and capital leases, payment of transaction expenses, and expected purchase price adjustments, with the proceeds used to reduce borrowings under the Credit Agreement and to provide additional liquidity to the Company. The Purchase Agreement contains customary representations, warranties, covenants, and indemnification provisions.

In the fiscal year ended June 30, 2018, the Logistics Business generated approximately $139.0 million in revenue and approximately $10.1 million in operating income. As of December 31, 2018, the Logistics Business had total assets of approximately $30.0 million.

The description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, which is filed herewith as Exhibit 10.2.

Item 2.01          Completion of Acquisition or Disposition of Assets.

The disclosure contained in Item 1.01 above under the heading "Disposition of Logistics Business" is incorporated herein by reference. Such description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 10.2.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2019, in connection with the disposition of the Logistics Business, the Company entered into a Secondment (Loaned Employee) Agreement (the “Loaned Employee Agreement”) with the Buyer concerning the employment of Jon Russell.  Under the Loaned Employee Agreement, the Company agreed to provide Mr. Russell’s services to the Buyer as a seconded employee of the Company.  The Loaned Employee Agreement provides that Mr. Russell will devote approximately 50% of his time to the Buyer and approximately 50% of his time to the Company and that the Buyer will reimburse the Company for approximately 50% of the cost of Mr. Russell’s salary, benefits, and other employee costs, excluding incentive compensation.  The Loaned Employee Agreement is scheduled to expire on April 15, 2020, but may be terminated earlier by the parties under certain circumstances.

The description of the Loaned Employee Agreement does not purport to be complete and is qualified in its entirety by the full text of the Loaned Employee Agreement, which is filed herewith as Exhibit 10.3.

In connection with the Loaned Employee Agreement, Mr. Russell ceased to be the principal operating officer of the Company on April 15, 2019.  Paul Svindland, the Company’s Chief Executive Officer, assumed the role of the Company’s principal operating officer on such date.

Mr. Svindland, 48, has served as the Company’s Chief Executive Officer and a member of its board of directors since July 2017.  Mr. Svindland previously served as Chairman and Chief Executive Officer of Farren International Holdings, Inc., a private equity backed holding company for multiple trucking companies, and held such positions since its merger with EZE Trucking Holdings, Inc. in July 2016. Prior to the merger, Mr. Svindland had served as Chief Executive Officer of EZE Trucking Holdings, Inc. since April 2014.

Item 7.01          Regulation FD Disclosure.

On April 15, 2019, the Company issued a press release announcing the disposition of the Logistics Business. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT
	NUMBER	EXHIBIT DESCRIPTION
	10.1	Sixteenth Amendment to Amended and Restated Credit Agreement dated April 12, 2019.
	10.2	Asset Purchase Agreement dated April 15, 2019.
	10.3	Loaned Employee Agreement dated April 15, 2019.
	99.1	Press Release dated April 15, 2019.

The information contained in Items 7.01 and 9.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information contained in Items 7.01 and 9.01 hereof and Exhibit 99.1 hereto contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements are made based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements. Please refer to various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: April 16, 2019	By:	/s/ Thomas S. Albrecht
Thomas S. Albrecht Executive Vice President, Chief Financial Officer, and Chief Strategy Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
10.1	Sixteenth Amendment to Amended and Restated Credit Agreement dated April 12, 2019.
10.2	Asset Purchase Agreement dated April 15, 2019.
10.3	Loaned Employee Agreement dated April 15, 2019.
99.1	Press Release dated April 15, 2019.